UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
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Date of Report:  January 7, 2011
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HANCOCK FABRICS, INC.
 (Exact name of registrant as specified in its charter)

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Delaware	1-9482	64-0740905
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

One Fashion Way Baldwyn, Mississippi		38824
(Address of principal executive offices)		(Zip Code)

(662) 365-6000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2011, Hancock Fabrics, Inc. (the “Company”) issued a press release to announce the departure of Jane F. Aggers, President and Chief Executive Officer, effective January 28, 2011.  The termination of Ms. Aggers’ employment is considered to be without cause under her employment agreement, and, upon signing a separation agreement and general release she will be entitled to the severance benefits provided in her employment agreement, which was previously filed.  As required by her employment agreement, Ms. Aggers will resign from the Company’s Board of Directors effective January 28, 2011.

On January 7, 2011, the Board of Directors of the Company appointed Steven R. Morgan to assume the position of interim President and Chief Executive Officer, effective January 28, 2011, and to serve in that position until Ms. Aggers’ successor is identified and appointed.  Mr. Morgan, age 59, has been a director of the Company since June 2010 and currently chairs the Audit Committee.  Mr. Morgan also serves on the Compensation Committee of the Board and on its Nominating and Corporate Governance Committee.  Mr. Morgan has over thirty years of retail experience.  Formerly, Mr. Morgan was President of GameStop Corporation from 2005 to 2008 and held the position of President of North American Operations at Electronic Boutiques, as well as President of EB Games – Canada, and held various senior executive roles with May Department Stores and Federated Department Stores.  He is an Operating Partner with Verite Capital Partners, a private equity and consulting firm, and was a director of Movie Gallery, Inc., a home entertainment specialty retailer, from September 2009 to November 2010.

In connection with Mr. Morgan’s appointment as the Company’s interim President and Chief Executive Officer, the Board, upon the recommendation of the Compensation Committee of the Board, has determined that while serving in this interim position Mr. Morgan will receive the same compensation that Ms. Aggers was receiving as of January 7, 2011.

There are no arrangements or understandings between Mr. Morgan and any other persons pursuant to which he was appointed as the Company’s interim President and Chief Executive Officer.  There are no related party transactions between the Company and Mr. Morgan that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Item No.	Exhibit Index
99.1	Press release issued by Hancock Fabrics, Inc. dated January 7, 2011, announcing the departure of the Company’s Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK FABRICS, INC.

By /s/ Robert W. Driskell
Robert W. Driskell
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:  January 7, 2011